CONSENT OF COUNSEL



                  We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A of Institutional Daily Income Fund, Inc. as filed with the Securities and Exchange Commission on or about July 28, 2003.



PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
July 28, 2003